Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Record Second Quarter 2015 Results

Telkonet Q2 Revenue Grows 85% Sequentially, 9% Year-over-Year and Net Income Increases 139% Year-over-Year

Teleconference and Webcast to be Held Today at 4:30 PM ET

August 13, 2015 -- Milwaukee, WI -- Telkonet, Inc. (OTCQB: TKOI), creator of the EcoSmart platform of in-room automation solutions integrated to optimize energy efficiency, comfort and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the second quarter ended June 30, 2015. Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today, at 4:30 PM ET/3:30 PM CT.

Jason Tienor, Telkonet's CEO commented, "The earnings power in our business model was evident in the second quarter as our profits grew and margins expanded. We also executed a number of key strategic agreements in Q2, including a partnership with Samsung to release and deploy the fully integrated Smart Hospitality Room. Additionally, we entered into an agreement with Trane, a world leader in air conditioning systems, services and solutions and a subsidiary of Ingersoll Rand, to market and promote our EcoSmart platform throughout their hospitality sales channel. Finally, we launched the evolutionary new EcoTouch, a beautifully simple touchscreen wireless thermostat, at HITEC 2015. The EcoTouch offers innovative new features and essential aesthetic attributes that successfully position us to participate in high-end hospitality, international and consumer markets. Looking forward, we’ll utilize this financial and strategic momentum to enable our continued year over year topline growth while driving profitability for full year 2015 as we continue ahead into our seasonably strong third and fourth quarter.”

Highlights for the Second Quarter Ended June 30, 2015

- Revenue increased 85% sequentially and 9% year over year to $4.8 million.

- Recurring Revenue was $1.0 million or 21% of total revenue, up 9% year over year due largely to a 226% increase in EcoCare support.

- Gross Profit increased by $0.7 million or 34%.

- Gross Margins expanded to 60%, compared to 49%.

- Net Income grew 139% to $0.5 million.

- Net Margins expanded to 11%, compared to 5%.

- Adjusted EBITDA increased $0.3 million or 88% to $0.7 million.

- Telkonet and Samsung announced a strategic alliance with the release of The Smart Hospitality Room.

- Released the new EcoTouch, our beautifully simple touch screen wireless thermostat at HITEC 2015.

- Trane, a world leader in air conditioning systems, services and solutions and a subsidiary of Ingersoll Rand, entered into an agreement with Telkonet to market and promote the intelligent EcoSmart platform.

Mr. Tienor added, "The Company’s commitment to the growth of our channel sales through resellers, integrators, engineers and value added distribution partners is gaining momentum. Product revenue derived from channel partners increased by 162% sequentially and 64% year over prior year. Moreover, we’re also experiencing increased activity in all target markets and have generated a robust pipeline for our EcoSmart intelligent automation platform. We remain dedicated to capitalizing on the interest in energy efficiency and growing attention to the Internet of Things (IoT), while expanding our target audience both in the United States and worldwide."

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Teleconference and Webcast

Date: Today, August 13, 2015

Time: 4:30 p.m. Eastern Time (3:30 pm CT, 1:30 pm PT)

Investor Dial-In (Toll Free): 877-407-0782

Investor Dial-In (International): 201-689-8567

Live Web Cast: http://www.investorcalendar.com/IC/CEPage.asp?ID=174252

A replay of the teleconference will be available until August 27, 2015, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter conference ID # 13616498 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the periods ended June 30, 2015 and 2014, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

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ABOUT TELKONET

Telkonet is a leading provider of intelligent automation solutions throughout commercial markets worldwide. The Internet of Things (IoT), offer considerable energy cost reductions, staff productivity enhancements and carbon footprint reductions through intelligent networked communications, improved asset utilization and data analytics. IoT platforms like Telkonet’s EcoSmart enable users to achieve savings, value and service through networked connectivity providing monitoring, control, analytics, convenience and the ability to participate with the emerging Smart Grid through automated demand response initiatives. Telkonet serves vertical markets that have established the company as a leading networking, efficiency and energy management technology provider. Those markets consist of Hospitality, Education, Military, Government, Healthcare and Public Housing. Telkonet’s business divisions include EcoSmart, a networked automation platform featuring Recovery time technology offering cost savings, energy reductions, optimized asset utilization and improved comfort, and EthoStream®, one of the largest hospitality High-Speed Internet Access networks in the world providing public Internet access to more than 8 million monthly users.

For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

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www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

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RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$523,511	$219,085	$(220,567)	$(559,123)
Interest expense, net	14,449	7,610	34,503	18,724
Provision for income taxes	51,337	51,312	103,524	102,624
Depreciation and amortization expense	68,719	69,525	138,021	136,186
EBITDA	658,016	347,532	55,481	(301,589)
Adjustments:
Stock-based compensation expense	3,390	4,617	7,593	6,641
Adjusted EBITDA	$661,406	$352,149	$63,074	$(294,948)

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues, net:
Product	$3,734,395	$3,419,956	$5,309,762	$5,129,600
Recurring	1,021,079	933,392	2,020,258	1,856,365
Total Net Revenue	4,755,474	4,353,348	7,330,020	6,985,965

Cost of Sales:
Product	1,682,593	1,978,291	2,772,417	3,326,318
Recurring	236,007	263,083	474,271	517,385
Total Cost of Sales	1,918,600	2,241,374	3,246,688	3,843,703

Gross Profit	2,836,874	2,111,974	4,083,332	3,142,262

Operating Expenses:
Research and development	395,357	318,815	754,886	615,505
Selling, general and administrative	1,783,501	1,445,627	3,272,965	2,828,346
Depreciation and amortization	68,719	69,525	138,021	136,186
Total Operating Expenses	2,247,577	1,833,967	4,165,872	3,580,037

Income (Loss) from Operations	589,297	278,007	(82,540)	(437,775)

Other Income (Expenses):
Interest income (expense), net	(14,449)	(7,610)	(34,503)	(18,724)
Total Other Income (Expense)	(14,449)	(7,610)	(34,503)	(18,724)

Income (Loss) Before Provision for Income Taxes	574,848	270,397	(117,043)	(456,499)

Provision for Income Taxes	51,337	51,312	103,524	102,624
Net Income (Loss)	523,511	219,085	(220,567)	(559,123)

Accretion of preferred dividends and discount	–	(35,963)	(18,253)	(71,724)
Net income (loss) attributable to common stockholders	$523,511	$183,122	$(238,820)	$(630,847)
Net income (loss) per common share:
Net income (loss) attributable to common stockholders per common share– basic	$0.00	$0.00	$(0.00)	$(0.01)
Net income (loss) attributable to common stockholders per common share - diluted	$0.00	$0.00	$(0.00)	$(0.01)

Weighted Average Common Shares Outstanding – basic	125,035,612	125,035,612	125,035,612	125,035,612
Weighted Average Common Shares Outstanding -diluted	127,613,594	127,412,878	125,035,612	125,035,612

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